Exhibit 99.1

NioCorp Adopts Limited-Duration Shareholder Rights Plan

Board acts to protect and maximize value for shareholders

CENTENNIAL, Colo. (November 21, 2025) – NioCorp Developments Ltd. (“NioCorp” or the “Company“) (Nasdaq: NB), a leading U.S. critical minerals developer, announced today that its board of directors (the “Board”) has adopted a limited-duration shareholder rights plan (the “Plan”) effective immediately.

The Board adopted the Plan to help ensure that all shareholders of the Company are treated equally and fairly in the event of any unsolicited takeover bid or other attempt to acquire control of the Company (including by way of a “creeping takeover bid”). In respect of such transactions, the Plan is intended to, among other things:

●	encourage potential bidders to treat the Company’s shareholders fairly and equally and preserve control premiums and value for shareholders; and
●	provide the Board and shareholders adequate time to appropriately respond on an informed basis.

The Plan was not adopted in response to any specific takeover bid or other proposal to acquire control of the Company, and the Company is not aware of any such pending or contemplated takeover bid or other proposal.

Pursuant to the Plan, one right (a “Right”) will be issued in respect of each outstanding common share of the Company (a “Common Share”) as of the close of business on the record date, being December 4, 2025. Thereafter, one Right will automatically attach to each new Common Share issued by the Company. Subject to the terms of the Plan, each Right will become exercisable if a person (the “Acquiring Person”), together with certain related persons (including persons “acting jointly or in concert” as defined in the Plan), acquires beneficial ownership of 20% or more of the outstanding Common Shares without complying with the permitted bid provisions of the Plan. In such circumstances, each Right will entitle the holder (other than the Acquiring Person) to purchase additional Common Shares at a discount to the then prevailing market price.

Under the Plan, a “Permitted Bid” is a takeover bid made in compliance with the Canadian takeover bid regime. Specifically, a Permitted Bid is a take-over bid that is made to all shareholders, that is open for 105 days (or such shorter period as is permitted under the Canadian take-over bid regime) and that contains certain conditions, including that no Common Shares will be taken up and paid for unless more than 50% of the Common Shares that are held by independent shareholders are tendered to the take-over bid.

The issuance of the Rights will not affect trading of the Common Shares, and no further action is required by shareholders. The Plan has a term of six months and will expire on May 21, 2026, or earlier as described in the agreement governing the Plan.

The Plan is contained in an agreement between the Company and Computershare Investor Services Inc., as rights agent, dated November 21, 2025. The full text of the Plan is available on the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. The summary of the Plan contained herein is qualified in its entirety by the full text of the Plan.

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

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FOR MORE INFORMATION:

Jim Sims, Chief Communications Officer, NioCorp Developments Ltd., (720) 334-7066, jim.sims@niocorp.com

Alex Guthrie, Director, Investor Relations, NioCorp Developments Ltd., (720) 334-7066, aguthrie@niocorp.com

@NioCorp $NB #Niobium #Scandium #rareearth #neodymium #dysprosium #terbium #ElkCreek

ABOUT NIOCORP

NioCorp is developing the Elk Creek Project that is expected to produce niobium, scandium, and titanium. The Company also is evaluating the potential to produce several rare earths from the Elk Creek Project. Niobium is used to produce specialty alloys as well as High Strength, Low Alloy steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a specialty metal that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium is also a critical component of advanced solid oxide fuel cells. Titanium is used in various lightweight alloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor, and medical implants. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of neodymium-iron-boron magnets, which are used across a wide variety of defense and civilian applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws. Forward-looking statements may include, but are not limited to, statements regarding the anticipated benefits of the Plan, the timing and terms upon which the Rights become exercisable, and the duration of the Plan. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of NioCorp and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; the future price of metals; and the stability of the financial and capital markets. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by NioCorp with the Securities and Exchange Commission and with the applicable Canadian securities regulatory authorities and the following: NioCorp’s requirement of significant additional capital; NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; NioCorp’s ability to achieve the required milestones and receive the full $10.0 million in reimbursement under the DoW Agreement; NioCorp’s ability to receive a final commitment of financing from the Export-Import Bank of the United States or other debt financing or financial support on acceptable timelines, on acceptable terms, or at all; NioCorp’s ability to access the full amount of the expected net proceeds under the standby equity purchase agreement (the “Yorkville Equity Facility Financing Agreement”) with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP; NioCorp’s ability to continue to meet the listing standards of The Nasdaq Stock Market LLC; risks relating to NioCorp’s common shares, including price volatility, lack of dividend payments and dilution or the perception of the

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

likelihood of any of the foregoing; the extent to which NioCorp’s level of indebtedness and/or the terms contained in agreements governing NioCorp’s indebtedness, if any, the Yorkville Equity Facility Financing Agreement or other agreements may impair NioCorp’s ability to obtain additional financing, on acceptable terms, or at all; covenants contained in agreements with NioCorp’s secured creditors that may affect its assets; NioCorp’s limited operating history; NioCorp’s history of losses; the material weaknesses in NioCorp’s internal control over financial reporting, NioCorp’s efforts to remediate such material weaknesses and the timing of remediation; the possibility that NioCorp may qualify as a passive foreign investment company under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); the potential that the business combination with GX Acquisition Corp. II and other related transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships, including our ability to negotiate extensions to existing agreements or to enter into new agreements, on favorable terms or at all; NioCorp’s ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; trade policies and tensions, including tariffs; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp’s properties; potential future litigation; and NioCorp’s lack of insurance covering all of NioCorp's operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of NioCorp prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to NioCorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, NioCorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com